  Exhibit 99.1

RumbleOn Announces Certain Preliminary Results for the First Quarter 2019

DALLAS, Texas--(BUSINESS WIRE)--RumbleOn, Inc. (NASDAQ: RMBL), the e-commerce company using innovative technology to simplify how dealers and consumers buy, sell, trade, or finance pre-owned vehicles through RumbleOn’s 100% online marketplace, today announced certain preliminary operating results for the three months ended March 31, 2019.

RumbleOn is releasing the following preliminary operating results for the three months ended March 31, 2019:

For the three months ended March 31, 2019, RumbleOn expects total vehicle units sold to be 12,090. This compares to management’s prior outlook range of 11,500 - 11,800 units sold in the quarter.

For the three months ended March 31, 2019, RumbleOn expects total revenue to be in the range of $223.0 - $223.5 million. This compares to management’s prior outlook range of $210 - $215 million revenue for the quarter.

The preliminary financial data included above has been prepared by, and is the responsibility of, RumbleOn’s management. RumbleOn’s independent auditors have not audited, reviewed, or compiled such preliminary financial data. These preliminary operating results are not a comprehensive statement of RumbleOn’s financial results as of and for the three months ended March 31, 2019 and should not be viewed as a substitute for full consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States. Complete Financial results will be provided in RumbleOn’s 10-Q which will be filed with the SEC on or before May 15, 2019.

Q1 2019 Conference Call:

RumbleOn will be releasing its first quarter 2019 financial results, for the period ended March 31, 2019, after market close on Monday, May 13, 2019. In conjunction with its press release, RumbleOn will post a shareholder letter to the Investor Relations section of its website at https://investors.rumbleon.com. RumbleOn’s management will host a conference call to discuss its financial results on Tuesday, May 14, 2019 at 8:00 a.m. Eastern Time. A live webcast of the call can be accessed from RumbleOn’s Investor Relations website. An archived version will be available on the website after the call. Investors and analysts can participate in the conference call by dialing (877) 273-6127, or (647) 689-5394 for callers outside of North America (conference ID: 4082522). A telephonic replay will be available through 11:59 p.m. Eastern Time on May 21, 2019, beginning two hours after the call ends. To listen to the replay please dial (800) 585-8367, or (416) 621-4642 for callers outside North America (conference ID: 4082522).

About RumbleOn:

RumbleOn (NASDAQ: RMBL) is an innovative e-commerce company whose mission is to simplify how dealers and consumers buy, sell, trade, or finance pre-owned vehicles through one online location. Leveraging its capital-light network of 17 regional partnerships and innovative technological solutions, RumbleOn is disrupting the old-school pre-owned vehicle supply chain by providing users with the most efficient, timely and transparent transaction experience. For additional information, please visit RumbleOn’s website at www.RumbleOn.com. Also visit the Company on Facebook, LinkedIn, Twitter, Instagram, YouTube and Pinterest.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
Investor Relations:

The Blueshirt Group
Whitney Kukulka
investors@rumbleon.com

Media Contact:

RumbleOn:
Martin McBride
Martin@rumbleon.com